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                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549



                             FORM 8-K



                          CURRENT REPORT
                PURSUANT TO SECTION 13 or 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934






     Date of Report (Date of earliest event reported)    June 2, 1998
                                                       ---------------



                             ENTER TECH CORP.
         -----------------------------------------------------
         (Exact name of registrant as specified in its charter)




           Nevada                   0-21275         84-1349553
     -------------------------------------------------------------
     State or other jurisdiction   Commission      (I.R.S. Employer
      of incorporation             File Number     Identification No.)




     430 East 6th Street, Loveland, Colorado              80537
     -------------------------------------------------------------
     (Address of principal executive offices)           (Zip Code)




     Registrant's telephone number, including area code (970) 669-5292
                                                        --------------



                             Walnut Capital, Inc.
             5770 South Beach Court, Greenwood Village, CO 80121
         -----------------------------------------------------------
        (Former name or former address, if changed since last report)


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Item 1.  Changes in Control of Registrant
-----------------------------------------
     On June 2, 1998, Enter Tech Corp. (formerly Walnut Capital, Inc.) (the "Company") completed a merger of the Company and Links, Ltd., a Wyoming corporation, whereby the Company was the survivor. Pursuant to the Articles of Merger filed in the respective States of Nevada and Wyoming, the Company's name was changed from Walnut Capital, Inc. to Enter Tech Corp. to more accurately describe the proposed business of the Company. Pursuant to the Agreement and Plan of Merger, the Company issued 3,235,000 shares of its common stock to the sole shareholder of Links, Ltd., Mach One Corporation, 430 East 6th Street, Loveland, Colorado. Prior to the merger transaction the Company had 1,250,000 shares of its common stock issued and outstanding, of which 835,000 shares were cancelled as part of the merger transaction. On the effective date of the merger transaction the Company had 3,650,000 shares of its common stock issued and outstanding. Thus, Mach One Corporation currently owns 72.1% of the issued and outstanding common stock of the Company and it is essentially a majority-owned subsidiary of Mach One Corporation.

     As part of the merger transaction officers of the Company resigned, a new board of directors was appointed and new officers were elected. The Company's officers and directors are as follows:

     Name and Address                                 Position
     ----------------                                 --------
     Josh Foss                                        President
     1800 South State Street
     Orem, Utah 84097

     Mike Handy                                       Secretary
     1947 South Columbia Lane
     Orem, Utah 84097

     David Matus                                      Director
     8854 Coneflower Place
     Parker, Colorado 80134

     A. W. Hogan                                      Director
     705 West 2nd Street
     Gordon, Nebraska 69343

     Gene Gregory                                     Director
     561 Red Deer Road
     Franktown, Colorado 80116


     Mach One Corporation is a Nevada corporation with offices at 430 East 6th Street, Loveland, Colorado 80337, Telephone No. (970) 669-5292. Its officers and directors are as follows:

      Name and Address                 Position
      ----------------                 --------
      D. William Thomas                President/Chief Executive Officer/
                                       Director

      George Beros                     Secretary/Chief Financial Officer

      Tom Montano                      Director

      Cliff Pettee                     Director



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     Mach One Corporation ("Mach One") has 6,144,225 shares of its common stock issued and outstanding with a total of approximately 400 shareholders of record. Mach One is not a reporting company under the Securities Exchange Act of 1934.

     The Company is informed that there are no beneficial holders of 5% or more of the outstanding common stock of Mach One.


Item 2.  Acquisition on Disposition of Assets
---------------------------------------------
     Pursuant to the Agreement and Plan of Merger the Company was the survivor of a merger with Links, Ltd. whereby 72.1% of the Company's outstanding common stock was issued to the parent, Links, Ltd. The acquisition of Links, Ltd. by the Company is a capital transaction accounted for as a reverse acquisition. The fiscal year of Links, Ltd. is December 31, 1998. The Company intends to continue to use December 31 as its fiscal year end for reporting purposes. Prior to the merger transaction the Company was a non-operating shell.

     Description of Links, Ltd. and its Proposed Business
     ----------------------------------------------------
     Until its merger into the Company, Links, Ltd., a Wyoming corporation, incorporated on August 18, 1997, was a wholly-owned subsidiary of Mach One and was a development stage company for accounting purposes. It had no revenues from operations from its inception. Links, Ltd. was incorporated for the purpose of developing kiosks, or vending machines, through which to market computer software, music and possibly digital video products. As conceived, each kiosk vending machine would have software, music and eventually digital video stored on disks or hard drives and potential customers would place an order into the machine to purchase software, music and eventually digital television from a menu, triggering the machine to imprint the product on a compact disk ("CD"). As conceived, the CD imprint time is expected to take approximately 3 to 4 minutes, at which time the CD would be ejected from the kiosk to the waiting customer. Purchases would be made by use of credit cards or so-called smart cards read by the kiosk. As conceived, each kiosk would be linked by telephone line and computer modem to the Company's administrative offices to permit monitoring, performance analysis, addition and subtraction of software and music selections and eventually digital television selections. Further the telephone and computer modem would permit confirmation of credit card and smart card purchases.

     Links, Ltd. had, through outside vendors and some in-house expertise, constructed a prototype of a proposed kiosk at the time of the merger transaction. Since that time the prototype has undergone further refinement and modification. At this time additional modification and testing is being undertaken by an outside vendor/engineering firm located at Broomfield, Colorado. The Company has no firm date as to when it will be able to begin mass producing the kiosk; however, management is hopeful such production will commence in the next few months. It currently has orders for the purchase of thirty units at $50,000 per unit from Dr. A. W. Hogan, who is also a member of the Company's board of directors. The Company, as a successor to Links, Ltd., has a contract with Dr. Hogan for the marketing and administration of sales through certain identified locations and the division of profits after Dr. hogan has recovered his cost. Obviously there is no assurance that the kiosks will function as planned, be manufactured at a unit cost as anticipated nor be ready for delivery within the next few months. All of these factors will bear on the Company's ability to generate revenues from any projected sales.

     The Company is currently seeking funding in the form of equity and debt financing from independent sources. The initial funding is for $500,000 which is expected to be utilized over a period of six months for research and

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development, manufacturing, if appropriate, marketing and administration.  The company has not finalized the terms of such funding nor located purchasers committed to such funding.

     The area of business in which the Company intends to engage is crowded with many vendors and marketers, ranging from small to some of the largest retail companies. The Company is not aware of any entity which is currently marketing computer software, music or digital television in the manner in which the Company is proposing, through kiosks.

     Employees
     ---------
     As of July 1, 1998 the Company had one full time employee, of which one was an officer.


Item 7.  Financial Statements and Exhibits
------------------------------------------
      (a) Financial Statements of Business Acquired.

          The financial statements of Link, Ltd. for the periods specified in Section 210.305(b) of Regulation S-X will be filed not later than 60 days after this initial report on Form 8-K is filed with the Commission.

      (b) Pro Forma Financial Information.

          Pro forma financial information relating to the business acquired by the Registrant as required by Article 11 of Regulation S-X will be filed not later than 60 days after this initial report on Form 8-K is filed with the Commission.

      (c) Exhibits.

          Exhibit 10-A - Agreement and Plan of Merger of May 28, 1998 between Links, Ltd. and Walnut Capital, Inc.

          Exhibit 10-B - Joint Venture Agreement between Links, Ltd. and A.W. Hogan dated September 1, 1997.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)                             ENTER TECH CORP.



(Date)                                   July 28, 1998
BY(Signature)                            /s/ Josh Foss
(Name and Title)                         Josh Foss, President





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